As filed with the Securities and Exchange Commission on September 29, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THRIVE SERIES TRUST
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Palm Boulevard, Suite 66, Isle of Palms, South Carolina	29451
(Address of registrant’s principal executive offices)	(Zip Code)

Securities to be registered pursuant to Sectuon 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of:
Prospera Income ETF	NASDAQ Stock Market LLC	33-4874220

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333- 287739

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Prospera Income ETF, a series of Thrive Series Trust (the “Registrant”), is incorporated herein by reference to Pre-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on September 23, 2025. Any form of supplement to the registration statement subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.
Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on June 3, 2025.

2.
Registrant’s Certificate Amendment to Certificate of Trust, incorporated herein by reference to Exhibit (a)(1)(a) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on June 3, 2025.

3.
Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on June 3, 2025.

4.	Registrant’s By-Laws, incorporated herein by reference to Exhibit (b)(1) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on June 3, 2025.
SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THRIVE SERIES TRUST
(Registrant)

Date:	September 29, 2025
By:	/s/ Michael Pierce
Name:	Michael Pierce
Title:	President